Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-174019, 333-163910, 333-159832, 333-115498, 333-104347, 333-85854 and 333-134062 on Form S-8 of our reports dated November 30, 2011, relating to (1) the consolidated financial statements of Coherent, Inc. and subsidiaries (collectively, the "Company") and (2) the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended October 1, 2011.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
November 30, 2011